EMPLOYMENT AGREEMENT

         Agreement dated as of the 1st day of June, 2001 by and between Enterprise Bancorp, Inc., a Massachusetts corporation (hereinafter referred to as the "Corporation") and its wholly owned subsidiary Enterprise Bank and Trust Company with its principal office at 222 Merrimack Street in Lowell, Massachusetts 01852 (the "Bank"), the Corporation and the Bank may hereafter be collectively referred to as the ("Corporation") and George L. Duncan residing at 710 Andover Street in Lowell, Massachusetts 01852 (hereinafter referred to as "Duncan") .

                               W I T N E S S E T H

         WHEREAS, Duncan is a highly regarded expert in the field of bank management;
         WHEREAS, the Corporation acknowledges that Duncan's abilities and services are unique and essential to the future prospects of the Corporation;
         WHEREAS, in light of the foregoing, the Corporation and Duncan have negotiated the terms and conditions of the employment of Duncan as the Chief Executive Officer of the Bank, and;
         WHEREAS, the Corporation and Duncan have, in addition to duties, salary and benefits, attempted to define the rights and obligations of Duncan and the Corporation with respect to change in control and non competition.
         WHEREAS, in light of the foregoing, the Bank desires to employ Duncan as its Chief Executive Officer and Duncan desires to accept such employment, and;
         WHEREAS, Duncan is presently employed by the Bank pursuant to an employment Agreement dated February, 1996 ("Old Employment Agreement"); and

         WHEREAS, the Corporation and Duncan acknowledge that in his capacity as Chief Executive Officer of the Bank that Duncan is extensively involved in servicing the customers of the Bank many of whom have a long standing relationship with the Bank and Duncan, and;
         WHEREAS, the Corporation and Duncan each acknowledge that as Chief Executive Officer of the Bank that Duncan has access to confidential information which is not known otherwise to competitors of the Bank; and
         WHEREAS, Duncan agrees that the Corporation has a legitimate interest in protecting its customer relations and its confidential information; and
         WHEREAS, the Corporation, the Bank, and Duncan desire to terminate the old Employment Agreement and enter into a new Agreement based on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties mutually agree as follows:

         1. Duncan, the Bank, and the Corporation agree that any and all provisions of the Old Employment Agreement shall be terminated concurrently with the execution of this Agreement and it shall be of no further force or effect. The parties waive and release all rights they may have under the Old Employment Agreement as of the date hereof.

         2. The Bank hereby employs Duncan as the Chief Executive Officer of the Bank and Duncan hereby agrees to be employed by the Bank as its Chief Executive Officer upon the terms and conditions hereinafter set forth.



















































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


         3. The initial term of this Agreement shall commence on June 1, 2001 and shall terminate on May 31, 2004. On the anniversary date of each year of the agreement, the agreement shall be extended for an additional one (1) year, so that the remaining term shall be three (3) years. The minimum term of this agreement shall at all times be three (3) years unless otherwise set forth in this Agreement. Upon notice to Duncan given on or before any anniversary date, the Corporation may terminate this agreement in which case this agreement will terminate three (3) years from the anniversary date (unless otherwise set forth in this agreement). This Agreement shall be reviewed annually by the Board of Directors of the Bank or by its Compensation Committee. The Agreement may be terminated at any time by Duncan, upon six (6) months notice provided to the Bank, provided however that such termination shall be subject to the terms, conditions and restrictions set forth in paragraph 42 of this Agreement.

         4. Duncan agrees to serve during the term or terms of this Agreement as the Chief Executive Officer of the Bank for so long as he may be elected by the Board of Directors of the Bank and he agrees to devote his full time and best efforts in the performance of his designated duties to the furtherance of the business of the Corporation.

         5. All services which Duncan shall perform for the Corporation and its subsidiaries while this Agreement is in effect shall be deemed to be services covered by this Agreement and by the compensation herein provided, and Duncan shall not be entitled to any additional compensation for additional duties. It is understood that the activities referenced in this Agreement shall include services rendered in connection with any insurance and trust and investment management activities engaged in by the Corporation.

















































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


         6. During the term or any extensions of the term of this Agreement, nothing herein shall preclude Duncan from remaining involved in any business, including any limited or general partnership, in which he currently participates, or any future like venture in which he may participate, as a passive investor. Any future business involvement such as a general partnership for real estate purposes or other like active investment must be first approved by the Board of Directors of the Bank or by its Compensation Committee. The Board or Committee shall act within a reasonable time regarding a request for approval of an investment when such request is made of it by Duncan, and approval thereof shall not unreasonably be withheld.

         7. For all of Duncan's services and covenants under this Agreement, the Bank shall pay Duncan an initial annual salary at the rate of Two Hundred Three Thousand Nine Hundred Dollars ($203,900.00) per annum, to be paid in equal weekly installments, which shall be subject to periodic annual upward adjustments as determined by the Board of Directors of the Bank. The payments under this paragraph are hereafter referred to as ("Annual Base Salary").

         8. Duncan shall be entitled to use of a corporate vehicle and to reimbursement for expenses reasonably incurred in connection with the performance of Duncan's duties hereunder, in accordance with such procedures as the Board of Directors of the Bank or the Compensation Committee of the Bank may establish from time to time.

         9. In addition to his annual base salary, Duncan shall be entitled (i) to participate in the Corporation's Benefit Plans, Stock Option Plans, 401(k) Plans, Employee Stock Ownership Plan, Bonus Plans, and any other incentive or benefit plans of the Corporation established for the benefit of its officers or employees from time to time in effect (subject to the terms of such plans and subject to the applicable votes of the Board of Directors in effect from time to time), and (ii) to receive all such other fringe benefits and privileges as the Corporation shall from time to time make available to its officers.












































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


         10. In addition to his Annual Base Salary and in addition to the other benefits set forth in this Employment Agreement, the annual payments to be made by the Bank under the SPLIT-DOLLAR Agreement between the Bank and Duncan shall continue to be made during the time periods set forth in the SPLIT-DOLLAR Agreement as from time to time amended, and as extended by the terms of this Agreement.

         11. If, during the term or any extended term of this Agreement, there is a "Change in Control" of Enterprise Bancorp, Inc., then beginning on the effective date of the "change in control," Duncan shall have the option, exercisable by him at any time during the term or any extended term of this agreement, upon sixty (60) days advance written notice to the Corporation, to terminate this agreement.
         If Duncan terminates this agreement, the Corporation shall pay Duncan within sixty (60) days following the receipt by the Corporation of the Notice of Termination in a lump sum payment, an amount equal to three (3) times Duncan's previous Highest Annual Earnings. If Duncan shall die following a "change in control" of Enterprise Bancorp, Inc., then upon notice sent by his estate representative, all the payments to have been paid Duncan while he was alive, shall be paid to his estate within sixty (60) days following receipt by the Corporation of said notice.























































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


         12. For purposes of this Agreement, Duncan's "Highest Annual Earnings" shall be computed from the average of the Total Annual Earnings paid or to be paid during the three (3) highest calendar years of his last five (5) years of employment prior to any Date of Termination of employment with the Corporation (hereinafter referred to as "The Earnings Period"). Total Annual Earnings shall mean, as determined as of any Date of Termination, and computed for the earnings period, the sum of (i) the annual base salary paid by the Bank to Duncan for the earnings period, and (ii) the annual incentive compensation or bonus compensation paid by the Bank to Duncan which are not included in clause (i) of this paragraph, (or which would have been paid but for an election by Duncan to defer payment to a later period), and (iii) Highest Annual Earnings, shall also include but not be limited to annual base salary, bonus payments, incentive bonus payments, 401(k) match payments and ESOP payments. In addition, any deferred compensation payments shall be accelerated and paid in a lump sum.

         13. In the event of a change in control, the Corporation shall accelerate all of its payment obligations under the SPLIT-DOLLAR PLAN, and shall make all of the annual payments due (until age 65) in one lump sum payment during the aforementioned sixty (60) day period,

         14.      Intentionally Omitted.

         15. In addition, in the event of the death of Duncan while this Agreement is in effect, or if there is a change in control, the Bank agrees that Carol Duncan, the wife of Duncan, and his children (the "beneficiaries") shall remain covered by the health plan of the Corporation, as the same may be amended from time to time, and the premium payment shall be made by the Corporation. The obligation of the Corporation shall terminate for the children upon their emancipation; and shall terminate for the wife when she shall remarry or die, whichever shall first occur. A child who is a full time student and who has not attained age 25 years shall not be deemed emancipated.

         16. During the term or any extended term of this Agreement, if Duncan is unable to perform the services required of him hereunder because of sickness or other disability (hereafter called the "Disability Period"), the Bank may elect to replace him as Chief Executive Officer and may elect to be relieved of the obligation to pay Duncan his annual earnings and, upon notice to Duncan of such election, to pay Duncan during the period of his disability at the rate equal to seventy-five percent (75%) of the Highest Annual Earnings paid him during the term of this Agreement, which occurred prior to his disability less any amounts payable to him under any group disability plan.






































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


         The payments under this paragraph shall terminate when Duncan is no longer eligible to receive payments under the group disability plan or program sponsored by the Corporation.
         The provisions of this paragraph shall not prevent the Corporation from exercising its rights under paragraph 3 of this agreement.

         17. The existence of a disability shall not entitle the Corporation to terminate this Agreement for cause, nor to terminate his status as an employee of the Corporation. If Duncan is replaced as Chief Executive Officer of the Bank during the Disability Period according to this paragraph or pursuant to any other paragraph of this Agreement relating to disability, then the obligations of the parties under those paragraphs shall remain in effect. It is expressly agreed and understood that the existence of a disability shall not be deemed cause for termination as the term "cause" is defined in this Agreement.

         18. For the purposes of this agreement Duncan shall be deemed to be disabled if he shall qualify to receive disability benefits under the group long term disability insurance policy (the "policy") then in force and effect at the corporation. Duncan shall be deemed to have recovered from any such disability when he is no longer eligible to receive full disability benefits under the aforementioned policy.

         The foregoing notwithstanding, Duncan shall not be deemed to have recovered from any such disability when he is no longer eligible to receive full disability benefits under the aforementioned policy if this lack of eligibility is due solely to an age requirement in the policy,


















































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


         If Duncan is then deemed disabled by the Board of Directors of the Bank in accordance with the procedure as set out in the following paragraphs, then the Board of Directors in its sole option may pay to Duncan the disability benefits to which he would have been entitled under the long term disability policy less any other payments made by the Bank to Duncan for a period of three
(3) years commencing from the date of his lack of eligibility under the policy or the Board in its sole option may terminate the employment of Duncan and make payments to him, as if he was terminated under paragraph 3 of the Agreement.

         If there is no such policy in force and effect at the corporation, Duncan shall be deemed to be disabled if he in the reasonable judgment of the Board of Directors shall be unable to perform his duties hereunder. Duncan shall be deemed to have recovered from any such disability if he shall in the reasonable judgment of the Board of Directors be able to perform all such duties. Any such determination or determinations by the Board of Directors shall be binding upon Duncan. To assist the Board in making any such decision, Duncan agrees that he will submit to a medical examination at any reasonable time or times, by any qualified physician designated by the Board.

























































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


         19. A "Change in Control" or a "Change of Control" for the purposes of this Agreement shall be collectively referred to as ("Change of Control") is deemed to have occurred in either of the following events: (i) if there has occurred a change in control that the Corporation would be required to report in response to Item I of a Current Report on Form 8-K as filed by the Corporation with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act or, if such reporting obligation is no longer in effect, any regulations promulgated by the SEC or any successor agency pursuant to the Exchange Act or any successor statute that are intended to serve similar purposes; or (ii) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of Directors of the Corporation, and in the case of either (i) or (ii) above, the Corporation's Board of Directors has not consented to such event by a two-thirds vote of all of its members (unless there exists at such time an Interested Stockholder, as that term is defined in the Corporation's Articles of Organization or the Corporation's Restated Articles of Organization, in which case the affirmative vote of two-thirds of the Continuing Directors, as that term is defined in the Corporation's Articles of Organization or Restated Articles of Organization, is also required. In addition, a Change in Control or Change of Control is also deemed to have occurred if as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale or other-disposition of assets or contested election or any combination of the foregoing transactions, the persons who were Directors of the Corporation before such transaction or related series of transactions cease to constitute a majority of the Board of Directors of the Corporation or of any successor institution.

         20. In the event that any payments or benefits are to be received by Duncan as a result of a "change in control," Duncan shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amount due Duncan under this Agreement for any reason, including, without limitation, in any remuneration or benefits attributable to any subsequent employment that Duncan may obtain.

         21. Duncan, if he exercises the option to terminate under any change in control, notwithstanding the obligation to compensate him, shall be relieved of any restrictions with respect to his activities in engaging in competitive employment as set forth elsewhere in this Agreement.



































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


         22. If, during the term or any extended term of this Agreement and prior to any Change In Control, Duncan shall cease to be elected by the Board of Directors of the Bank to serve the Bank as its Chief Executive Officer, or if the Board of Directors makes a material change in the duties or functions or responsibilities of Duncan (called "change in duties") other than for disability, then, beginning on the date on which the change in duties occurred, Duncan shall have the following options, exercisable by him at any time during the remainder of the term or any extended term of this Agreement. Upon sixty
(60) days advance written notice to the Bank, Duncan may elect to (i) remain as a full-time employee of the Bank under the terms of this Agreement, in his new capacity; or (ii) terminate this Agreement; or (iii) serve the Bank as a consultant for the remainder of the term, or any extended term in lieu of serving in another capacity.

         23. In the event Duncan elects to terminate this Agreement in accordance with paragraph 22, Duncan shall receive payments of his Highest Annual Earnings from the Corporation for three (3) years from the date the Corporation is notified of his election to terminate. The said payments are as defined in this agreement. The payments shall be made in equal weekly installments. In addition, Duncan shall be entitled to receive all other benefits referred to in this Agreement. Duncan agrees that during the period he is receiving payments under this paragraph, and in consideration of the compensation to be paid to him hereunder, that he will not compete, directly or indirectly, with the business of the Bank (including any parent or subsidiary entity thereof) or of that of its successors or assigns, nor will he disclose any confidential information, nor will he solicit or interfere with any contractual relations.



















































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         24. The phrase "compete, directly or indirectly, with the business of the Corporation or of that of its successors or assigns," as used herein, shall be deemed to include (without thereby limiting the generality of the same) engaging or having any interest directly or indirectly as an employee through the rendering of services or otherwise either alone or in association with others in the operation of any financial institution with a branch office in Lowell or in any town contiguous to Lowell, which shall include Billerica, Chelmsford, Westford, Dracut, Tewksbury, Tyngsboro, or in Leominster, or Fitchburg and/or any town contiguous to either of them and engaging or having any interest directly or indirectly as an employee through the rendering of services or otherwise either alone or in association with others in the operation of any financial institution in any City or Town in which Enterprise Bank and Trust Company has a branch.

         25. Duncan further agrees, during the payment period of paragraph 23, not to own an interest exceeding one percent (1%), directly or indirectly as an owner, partner through stock ownership, investment of capital, lending of money or property, in any financial institution with a branch in Lowell or any town contiguous to Lowell, which shall include Billerica, Chelmsford, Westford, Dracut, Tewksbury, Tyngsboro, or in Leominster or Fitchburg and/or in any City or Town contiguous to either of them or in which Enterprise Bank and Trust Company has a branch.






















































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         26. Duncan agrees not to compete with the Corporation during a two (2)
year non-compete period following termination as that term is defined in this agreement. During each year of the two (2) year non-compete period, as further detailed below, Duncan shall receive salary payments at least equal to seventy percent (70%) of the highest annual earnings paid to him during any year of the term of this Agreement or any year of any extended term of this Agreement. If Duncan is employed during the two (2) year non-compete period, by another employer outside of the non-compete area, or by an employer approved by the Corporation within the non-compete area, Duncan shall receive salary payments from the Corporation equal to one-hundred percent (100%) of the Highest Annual Earnings paid to him during the term of this Agreement less any renumeration paid by his new employer. For a period of two (2) years from the date this Agreement is terminated (the "Non Compete Period"), and subject to the provisions of this Agreement which specifically set forth a contrary intent, Duncan further agrees, in consideration of the compensation to be paid to him hereunder that, during any non compete period he will not compete, directly or indirectly, with the business of the Corporation or of that of its successors or assigns. The phrase "compete, directly or indirectly, with the business of the Corporation or of that of its successors or assigns", as used herein, shall be deemed to include (without thereby limiting the generality of the same) engaging or having any interest, directly or indirectly, as an employee, through the rendering of services, or otherwise, either alone or in association with others, in the operation of any financial institution engaging or having any interest directly or indirectly as an employee through the rendering of services or otherwise either alone or in association with others in the operation of any financial institution engaging or having any interest directly or indirectly as an employee through the rendering of services or otherwise either alone or in association with others in the operation of any financial institution in any City or Town in which Enterprise Bank and Trust Company has a branch. The restrictions as to non-competition of this paragraph shall be in lieu of any restrictions set forth elsewhere in this agreement. The non-compete period shall commence following the two (2) year period referenced in paragraph 26.

         27. In the event Duncan elects to serve as a consultant, in accordance with Paragraph 22 he shall render such services of an advisory or consultative nature as the Corporation may reasonably require of him from time to time and he shall assist the Corporation in its relations with its employees and its customers in order that the Corporation may have the benefit of his experience and knowledge of its business, his reputation and contacts in the industry, and his general business experience.




































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         28. During such time (hereinafter referred to as the "Consultation
Period"), Duncan shall devote approximately half his time to the business and affairs of the Corporation. Duncan shall receive as compensation during the consulting period a salary at the rate which shall be equal to fifty percent (50%) of the Highest Annual Earnings paid to him during the period in which he served the Corporation in the capacity of Chief Executive Officer. In addition, Duncan shall be deemed to be an employee of the Corporation and, as such, Duncan shall participate in the plans and receive the fringe benefits and perquisites referred to in paragraph 7 through 11 inclusive above subject to the provisions of said paragraph. Upon the termination of the consultation period, Duncan shall be restricted in his activities as set out in paragraph 27. In addition, Duncan shall not solicit any present customers of the Corporation without the consent of the Corporation, nor will he interfere with any contractual relations nor disclose confidential information.

         29. During the two (2) year period ("post consultation period") following the termination of the consultation period, Duncan shall receive annual salary payments equal to fifty percent (50%) of the Highest Annual Earnings paid to him during any year of the term or extended term of this Agreement, notwithstanding the salary payment provisions set forth elsewhere in this agreement. If the provisions of this paragraph become operable there shall be no obligation on the part of Duncan to serve or to continue to serve as a member of the Board of Directors of the Corporation.





















































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         30. Duncan shall not, during or after the period during which he is employed by the Corporation, or is receiving payments from the corporation except for change in control, nor during any non compete period disclose any Confidential Information (as defined herein) to any Person for any reason or purpose whatsoever. The term "Confidential Information" shall mean all confidential information of or relating to the Corporation and any of their affiliates, including without limitation, financial information and data, business plans and information regarding prospects and opportunities (such as, by way of example only, client and customer lists and acquisition, disposition, expansion, product development and other strategic plans), but does not include any information that is or becomes public knowledge by means other than the Executive's breach or non observance of his obligations described in this paragraph 30. Notwithstanding the foregoing, Duncan may disclose such Confidential Information as he may be legally required to do so on the advice of counsel in connection with any legal or regulatory proceeding; provided, however, that Duncan shall provide the Corporation with prior written notice of any such required or potentially required disclosure and shall cooperate with the Corporation and use his best efforts under such circumstances to obtain appropriate confidential treatment of any such Confidential Information that may be so required to be disclosed in connection with any such legal or regulatory proceeding. Duncan's obligation to refrain from disclosing any Confidential Information under this paragraph shall continue in effect in accordance with its terms following any termination of this Agreement. The foregoing notwithstanding, there is nothing in this Agreement which prohibits Duncan from communicating directly with all Federal and State regulatory authorities concerning the activities of the Corporation or the Bank.

         31. The parties hereto agree that the services of Duncan are of a personal, special, unique and extraordinary nature and cannot be replaced by the Bank and that the violation by Duncan of any of his covenants hereunder will cause the Bank irreparable harm which could not reasonably or adequately be compensated in damages in an action at law, and that the covenants of Duncan hereunder shall therefore be enforceable both at law and in equity, by injunction and otherwise. The remedies of the Corporation hereunder, and at law and in equity, shall be cumulative and not alternative, and shall not be exhausted by any one or more uses thereof.

         32.      During the term of this Agreement and during any non compete






































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


period, Duncan will not, unless acting with the express consent of the Corporation, directly or indirectly solicit, entice away or interfere with the contractual relationships of the Corporation with any customer, client, officer or employee of the Corporation.

         33. Upon the expiration of this Agreement or other termination in accordance with the provisions of this Agreement, all obligations of the Corporation to Duncan hereunder shall forthwith terminate, except for any obligation to pay any sum or sums of money to Duncan which may have accrued and are due and payable under this contract and except for any obligation to pay any sum or sums of money to Duncan which may have accrued and are due and payable under any corporate benefit plan or plans but the obligations of Duncan shall not be so terminated except and unless set forth specifically in this Agreement.

         34. Termination for Cause. Duncan's employment hereunder may be terminated for cause without further liability on the part of the Bank by written notice to Duncan setting forth in reasonable detail the nature of such cause. The following shall constitute "cause" for such termination: (i) a willful breach of this contract; or (ii) dishonesty or fraud committed by Duncan with respect to the Corporation or any subsidiary or affiliate thereof, including the Bank; or (iii) conviction of a felony by Duncan; or (iv) an order from a regulatory body directing the Bank to terminate Duncan for cause. For the purpose of this Section, any action taken by the Bank shall first require a two-thirds vote of all the members of the Board of Directors. In the event Duncan shall be terminated for cause under this paragraph of the Agreement, the Corporation shall be relieved of its obligations to make any payments to Duncan under this Agreement and Duncan shall be relieved of any obligations not to compete, but he shall not be relieved of his obligations to disclose confidential information.














































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


         35. Any notice hereunder shall be effective when mailed by registered or certified mail, postage and other charges prepaid, in the case of Duncan, addressed to him at 710 Andover Street, Lowell, Massachusetts 01852, and in the case of the Bank, addressed to it c/o Vice Chairman at 222 Merrimack Street, Lowell, Massachusetts 01852 or at such other address as either of the parties shall have last designated by notice given in like manner to the other of them.

         36. No provision of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto, and no custom, act, payment, favor or indulgence shall grant any additional right to Duncan or be deemed a waiver by the Corporation of any of Duncan's obligations hereunder or release Duncan therefrom or impose any additional obligations upon the Corporation, nor shall any assent, express or implied, by the Corporation to, waiver by the Corporation of, any breach by Duncan of any term or provision hereof be deemed to be an assent or waiver by the Corporation to or of any succeeding breach of the same or any other term or provision. Every term and provision of this Agreement shall be deemed to be of the essence hereof and every breach thereof material. This Agreement is personal to and shall not be assignable by Duncan, but its economic benefits shall inure to the benefit of Duncan, or his respective heirs, successors and legal representatives. The Corporation shall not merge or consolidate into or with another organization or recognize or sell substantially all of its assets to another organization, firm or person unless and until such succeeding or continuing organization, firm or person agrees to assume and discharge the obligations of the Corporation under this Agreement.



















































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


         37. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law; provided, however, that if the provisions of Paragraphs 26, 30, and 32 shall be held to be unenforceable and if Duncan shall not voluntarily abide by said provisions in all respects, then this Agreement shall ipso facto terminate.

         38. The employment of Duncan shall terminate on the first to occur of the following:
         a. Twenty-four (24) months after notice is given by the corporation to Duncan that it no longer desires to extend this Agreement;
         b.   The death of Duncan;
         c. The termination of Duncan by the Bank for cause as defined in this Agreement;
         d. Sixty (60) days after notice is given by Duncan to the Corporation after the existence of a "Change of Control" under this Agreement;
         e. Sixty (60) days after notice is given by Duncan to the Bank in the event of the inaction of the Corporation pursuant to a change in duties.
         f.  The retirement or resignation of Duncan.
         g. Six (6) months after Duncan notifies the Corporation that he wishes to terminate, such termination shall be subject to the terms, conditions and restrictions set forth in paragraph 42 of this Agreement.

         39. This Agreement shall be construed and enforced in all respects in accordance with the laws of the commonwealth of Massachusetts.

         40. The phrase "Bank" shall include Enterprise Bancorp, Inc. and any parent or subsidiary thereof and any of their successors and assigns. The phrase "Corporation" shall include Enterprise Bank and Trust Company and any parent of subsidiary thereof and any of their successors or assigns.









































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


         41. Neither party shall commence any legal proceeding to enforce the terms and conditions of this Agreement until such party shall give a written notice to the other party stating the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association in effect on the date of this Agreement. If the parties cannot agree on the selection of a mediator within ten (10) days after the delivery of the dispute notice the mediator will be selected by the Chief Judge of the Superior Court of the Commonwealth of the Massachusetts. If the dispute has not been resolved by mediation within sixty
(60) days after delivery of the dispute notice, the dispute may be determined by legal action in the courts of the Commonwealth of Massachusetts. All costs and expenses, including the cost of the mediator and including the legal costs of all parties shall be borne during the mediation process by the Corporation. This clause shall not prohibit the Corporation from seeking equitable relief to enforce this Agreement during the sixty (60) day period.





























































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


         42. In the event Duncan elects to terminate this Agreement for any reason such as retirement, or to enrich the quality of his life, or for any other personal reason, Duncan agrees from the date of such termination and for two (2) years thereafter, not to engage in any activities prohibited by the terms of paragraphs 26, 30,and 32 (Non-compete and Non-disclosure of confidential information and Non-solicitation of customers and employees). Duncan and the Corporation both agree that in consideration of the covenants of this paragraph and in consideration of the covenants and agreements of the parties to this Agreement that, so long as Duncan is not in violation of the terms and conditions referenced and set out in this paragraph, the Corporation agrees to continue to make the payments on behalf of Duncan required of the Corporation under a Split Dollar Agreement referenced previously in this Agreement, during the two (2) year period. It is understood and agreed by both Duncan and the Corporation that in the event of a violation of the terms and conditions of this Agreement that the Corporation may immediately terminate the payments under the Split Dollar Agreement, and to take any and all other action permitted it under the laws of the Commonwealth of Massachusetts and in accordance with the terms and conditions of this Agreement to enforce the two
(2) year non-compete period specifically referenced in this paragraph.

WITNESS the execution hereof as an instrument under seal as of the day and year first above written.
                              Enterprise Bank and Trust Company

                              By     /s/ Arnold S. Lerner
                                ----------------------------------
                              Its Vice Chairman


                              Enterprise Bancorp, Inc.

                              By     /s/ Arnold S. Lerner
                                ----------------------------------

                              Its Vice Chairman

                                  /s/ George L. Duncan
                                -----------------------------------
                              George L. Duncan





































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